UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2007

DUKE ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904
(Address of Principal Executive Offices, including Zip code)

(704) 594-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01.         Completion of Acquisition or Disposition of Assets.

On January 2, 2007 Duke Energy Corporation announced that the spin-off of its gas businesses had been completed.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  In connection with the spin-off, as described previously in Spectra Energy Corp's Registration Statement on Form 10, equitable adjustments were made to Duke Energy's outstanding restricted stock, phantom stock, performance share and stock option awards to the extent necessary to maintain the equivalent value of such awards following the spin-off.  In particular, with respect to the portion of the performance share period that follows the spin-off, the performance metric was changed from being based solely on the relative total shareholder return of Duke Energy common stock to an average of the relative total shareholder return of two equity components, weighted 50% each, consisting of Duke Energy common stock and Spectra Energy Corp common stock.

Item 9.01.         Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information.

The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.2 hereto

(d)                                 Exhibits.

99.1	Press Release issued by Duke Energy Corporation on January 2, 2007
99.2	Duke Energy Corporation unaudited pro forma condensed consolidated financial information:
• Unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003 and for the nine months ended September 30, 2006
• Unaudited pro forma condensed consolidated balance sheet as of September 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 8, 2007	By:	/s/ Steven K. Young
Name: Steven K. Young
Title: Senior Vice President and Controller

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued by Duke Energy Corporation on January 2, 2007

99.2	Duke Energy Corporation unaudited pro forma condensed consolidated financial information